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                                                                      EXHIBIT 99


[R.P. Scherer Press Release Letterhead]

   Nicole Williams
   Executive VP & CFO
   (810)649-0900                                           FOR IMMEDIATE RELEASE



      R. P. SCHERER REPORTS THIRD QUARTER FINANCIAL RESULTS AND ANNOUNCES
                             RESTRUCTURING PLANS


TROY, MI, January 25, 1996 ..... R. P. Scherer Corporation reported net earnings for its third fiscal quarter ended December 31, 1995 were $ 13.3 million, or $.54 per share, an increase of 14% compared to $11.6 million, or $.47 per share, for the same quarter last year. For the first nine months, net earnings amounted to $35.3 million, or $1.43 per share, an increase of 10% from the $32.2 million, or $1.31 per share, reported for the prior year nine-month period.

     The Company also announced its plans to restructure and consolidate certain of its softgel operations to improve efficiencies and profitability. As discussed further below, the Company expects to record charges relating to the restructuring in its fourth fiscal quarter ending March 31, 1996. The charges are currently estimated to total approximately $30 million pretax.

THIRD QUARTER FINANCIAL RESULTS

SALES
     Sales were $137.6 million in the third fiscal quarter ended December 31, 1995, amounting to a 4% increase from sales of $132.2 million reported for the same quarter last year. The moderate sales improvement reflects continued weakness in the health and nutritionals markets, especially in the United Kingdom, Japan and Australia. The Company made further gains in sales of its pharmaceutical softgel and Zydis-Registered Trademark- drug delivery products.

     A Company spokesperson commented, "The sluggishness in certain key nutritionals markets has significantly restrained the Company's sales growth and adversely affected operating margins this fiscal year. Although we are unable to predict how soon this situation will improve, the Company continues to take steps necessary to address these market conditions. We remain pleased with the Company's progress in growing its pharmaceutical business. Through the first nine months of the current fiscal year, pharmaceutical softgel sales have increased 15%, while sales of the Company's Zydis-Registered Trademark- fast dissolving drug delivery system rose 37%."

OPERATING INCOME
     The Company's operating income was $25.1 million for the quarter ended December 31,

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1995, representing a 3% decline from the $25.8 million earned in the same quarter of the prior year. Part of the decline in operating income is attributable to a 7% increase in research and development expenses, including spending related to the Advanced Therapeutic Products group, which is engaged in the development of pharmaceutical products utilizing the Company's proprietary drug delivery technologies. Operating margin before research and development expenses was 22.3% for the December 31, 1995 quarter, down from 23.5% for the same quarter a year earlier. The reduced operating margin is primarily the result of sub-optimal capacity utilization and downward pricing pressures related to the nutritionals market situations described above, combined with higher depreciation and overhead costs associated with recent manufacturing facility additions and upgrades.

NET INCOME
     The Company generated net income of $13.3 million ($.54 per share) for the quarter ended December 31, 1995, a 14% increase as compared to net income of $11.6 million ($.47 per share) in last year's third fiscal quarter. In addition to lower net interest expenses, the current fiscal year's income has benefited from a reduction of the estimated consolidated effective income tax rate to 30.1% of pretax income, from 35.0% in the prior year period. The lower income tax rate reflects changes in the geographic mix of pretax income and expected improvements in the utilization of foreign tax credits and other tax benefits in the current fiscal year.

     Foreign currency exchange rate fluctuations did not have a significant effect on reported financial results when comparing the third fiscal quarters of the current and prior fiscal years.

RESTRUCTURING OF OPERATIONS

     The decision to undertake a restructuring at this time is the result of recently completed evaluations of Scherer's global resources and capacity requirements in different geographical and market segments. The restructuring plan, approved by the Company's Board of Directors on Wednesday, is designed to enhance long-term profitability by reducing and rationalizing certain manufacturing and overhead structures. The plan calls for consolidation of facilities and will primarily affect non-pharmaceutical operations in Europe and North America.

     "As a result of a thoughtful and systematic evaluation of our businesses, markets, customer needs and internal operating requirements, a business model more appropriate for the competitive realities of the rapidly evolving market of the 1990s is being put in place," Alex Erdeljan, President of R. P. Scherer Corporation, said, commenting on this decision.

     As part of the restructuring, the Company intends to close, during the next several months, its softgel manufacturing plants in Neuvic, France and Windsor, Canada. Additionally, administrative, marketing and development staffs will be consolidated and reduced in other locations. These actions will affect approximately 250 people, or 7% of Scherer's total work force. The Company will record special charges, preliminarily estimated at $30 million pretax, in its fourth fiscal quarter ending March 31, 1996. Such charges will include severance and other


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employee termination benefits, as well as fixed asset write downs in connection with the facility closures.

     "We believe we are setting the Company on the right course for continued profitable growth in the years to come," Erdeljan said. "The process we have gone through over the past several months has been geared to establishing sustainable competitive advantage in certain very competitive market segments."

     R.P. Scherer Corporation, an international developer and manufacturer of drug delivery systems, is the world's largest producer of soft gelatin capsules ("softgels"). The Company is currently developing and commercializing advanced drug delivery systems, including R.P. SCHERERSOL-TM-, ZYDIS-Registered Trademark-, PULSINCAP-Registered Trademark- and OPTIDYNE technologies. The Company's proprietary drug delivery systems improve the efficacy of drugs by regulating the dosage so as to ease administration, increase absorption, enhance bioavailability and control the time and place of release. The Company operates a global network of 20 facilities in 12 countries.


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  R.P. SCHERER CORPORATION AND SUBSIDIARIES
  SUMMARY OF FINANCIAL RESULTS
  (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         THREE MONTHS
                                                                       ENDED DECEMBER 31,
                                                            ---------------------------------------
                                                                                                             %
                                                                1995                       1994           CHANGE
                                                            ------------               ------------    -------------
SUMMARY FINANCIAL INFORMATION:
------------------------------
Net Sales                                                      $137,582                   $132,215          4%
                                                            ------------               ------------
                                                            ------------               ------------
Operating Income exclusive of R&D Expenses                      $30,709                    $31,040         -1%
                                                            ------------               ------------
                                                            ------------               ------------
Operating Margin exclusive of R&D Expenses                        22.3%                      23.5%
                                                            ------------               ------------
                                                            ------------               ------------
Operating Income                                                $25,119                    $25,804         -3%
                                                            ------------               ------------
                                                            ------------               ------------
Net Income per Common and Common Equivalent                       $0.54                      $0.47         15%
 Share
                                                            ------------               ------------
                                                            ------------               ------------
SUMMARY INCOME STATEMENT DATA:                                  1995                       1994
-----------------------------
                                                            ------------               ------------

Net Sales                                                      $137,582                   $132,215
Cost of Sales                                                    90,201                     83,743
Selling and Administrative Expenses                              16,672                     17,432

Research and Development Expenses:
 Recurring Activities                               $3,965                    $3,819
 Advanced Therapeutics Products Group                1,625                     1,417
                                                 ---------                 ---------
    Total Research and Development Expenses                       5,590                      5,236
                                                            ------------               ------------
Operating Income                                                 25,119                     25,804

Interest Expense                                                  2,953                      3,410
Interest Earned and Other                                          (675)                      (555)
                                                            ------------               ------------
Income from Operations before
 Income Taxes and Minority Interests                             22,841                     22,948

Income Taxes                                                      6,286                      7,840
Minority Interests                                                3,301                      3,501
                                                            ------------               ------------
Net Income                                                      $13,254                    $11,607
                                                            ------------               ------------
                                                            ------------               ------------
Per Common and Common Equivalent Shares:
  Net Income                                                      $0.54                      $0.47
                                                            ------------               ------------
                                                            ------------               ------------
Average Number of Common and Common
  Equivalent Shares                                              24,600                     24,573

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R.P. SCHERER CORPORATION AND SUBSIDIARIES
SUMMARY OF FINANCIAL RESULTS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         NINE MONTHS
                                                                       ENDED DECEMBER 31,
                                                             -------------------------------------
                                                                                                             %
                                                                1995                       1994           CHANGE
                                                            ------------               ------------    ------------
SUMMARY FINANCIAL INFORMATION:
-----------------------------

Net Sales                                                     $419,471                   $386,465           9%
                                                            ------------               ------------
                                                            ------------               ------------
Operating Income exclusive of R&D Expenses                     $93,141                    $90,078           3%
                                                            ------------               ------------
                                                            ------------               ------------
Operating Margin exclusive of R&D Expenses                       22.2%                      23.3%
                                                            ------------               ------------
                                                            ------------               ------------
Operating Income                                               $75,756                    $75,860           0%
                                                            ------------               ------------
                                                            ------------               ------------
Net Income per Common and Common Equivalent
 Share                                                           $1.43                      $1.31           9%
                                                            ------------               ------------
                                                            ------------               ------------

SUMMARY INCOME STATEMENT DATA:                                  1995                       1994
------------------------------                              ------------               ------------

Net Sales                                                      $419,471                   $386,465
Cost of Sales                                                   273,203                    244,612
Selling and Administrative Expenses                              53,127                     51,775
Research and Development Expenses:
 Recurring activities                              $11,571                   $10,835
 Advanced Therapeutics Products Group                5,814                     3,383
                                                 ---------                 ---------
    Total Research and Development Expenses                      17,385                     14,218
                                                            ------------               ------------

Operating Income                                                 75,756                     75,860

Interest Expense                                                  9,938                     10,630
Interest Earned and Other                                        (1,474)                    (1,257)
                                                            ------------               ------------
Income from Operations before
 Income Taxes and Minority Interests                             67,292                     66,487

Income Taxes                                                     20,222                     23,270
Minority Interests                                               11,797                     11,041
                                                            ------------               ------------
Net Income                                                      $35,273                    $32,176
                                                            ------------               ------------
                                                            ------------               ------------
Per Common and Common Equivalent Shares:
 Net Income                                                       $1.43                      $1.31
                                                            ------------               ------------
                                                            ------------               ------------

Average Number of Common and Common
  Equivalent Shares                                              24,612                     24,476